UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 16, 2016
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Thomas C. Wilder
On December 16, 2016, the Board of Directors (the "Board") of Penumbra, Inc. (the "Company") voted to elect Mr. Thomas C. Wilder as an independent director of the Board effective January 13, 2017 . Mr. Wilder will fill a vacancy in the Class I directors and his term will expire along with the other Class I director at the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. The Board has also appointed Mr. Wilder to serve on the Audit, Executive and Nominating and Corporate Governance Committees of the Board and to chair the Compensation Committee of the Board.

The Board has determined that Mr. Wilder is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Corporate Governance Guidelines (available on the Company's web site at www.penumbrainc.com, under Investors — Governance — Corporate Governance). The Board has also determined that Mr. Wilder meets the Audit Committee additional requirements set forth under the New York Stock Exchange listing standards and as set forth in the Audit Committee Charter (available on the Company's web site at www.penumbrainc.com, under Investors — Governance — Corporate Governance).

Mr. Wilder has over 30 years of experience, having most recently led Sequent Medical, Inc., a company dedicated to the development of innovative catheter-based neurovascular technologies, as its CEO for the past six years. Prior to joining Sequent, Mr. Wilder served as the President and CEO of PhotoThera, Inc., a company that was developing a unique therapy for acute ischemic stroke patients. Prior to this, Mr. Wilder served as the President and CEO of MicroTherapeutics, Inc. (MTIX), a company also focused on the neurovascular space. In addition, Mr. Wilder served in positions of increasing responsibility at Medtronic, Inc. from 1991 through 2002, most recently as Vice President and General Manager of its endovascular stent grafts division. Mr. Wilder began his career in the Financial Statement Audit Practice of Price Waterhouse, where he worked from 1986 to 1989. Mr. Wilder currently serves on the Board of Directors of Benvenue Medical, Inc. and Endologix, Inc. (ELGX).

Mr. Wilder will not receive any additional remuneration for serving on the Board other than the standard fees paid by the Company to all of its non-management directors as described in the Company’s definitive proxy statement for its 2016 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 28, 2016.

There are no arrangements or understandings between Mr. Wilder and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Wilder has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Walter Wang
On December 16, 2016, Walter Wang notified the Company of his decision to resign from the Board, effective January 13, 2017. Mr. Wang also resigned from his positions on the Audit and Executive Committees of the Board, and as chair of the Compensation Committee. The decision by Mr. Wang was voluntary and was not a result of any disagreement with the Company or the Board.

On December 19, 2016, the Company issued a press release announcing the matters discussed in this Current Report on Form 8-K. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Penumbra, Inc. dated December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: December 19, 2016	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy

EXHIBIT LIST

99.1	Press Release of Penumbra, Inc. dated December 19, 2016.